Exhibit 10.1

AMENDMENT TO THE SECOND AMENDED
AND RESTATED EMPLOYMENT AGREEMENT

     This Amendment to the Second Amended and Restated Employment Agreement (the “Amendment”), effective as of May 19, 2005, is executed on June 8, 2005 between Monro Muffler Brake, Inc. (the “Company”) and Robert G. Gross (the “Executive”).

     WHEREAS, the Company and the Executive entered into a Second Amended and Restated Employment Agreement, dated as of November 14, 2002 (the “Agreement”); and

     WHEREAS, the Company and the Executive wish to amend the Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Term of the Agreement, as set forth in Section 2, is hereby extended to December 31, 2007.

2. The definition of “Base Salary” in Section 3.1 of the Agreement is hereby increased to $665,000 per annum, retroactive to April 1, 2005.

3. Section 3.7(d) shall become Section 3.7(e) and Section 3.7(d) shall then read in its entirety as follows:

(d) On May 19, 2005, the Executive shall be granted under the 1998 Stock Option Plan non-qualified stock options (the “Amendment NSOs”) to purchase 80,000 shares of the Company’s common stock. The Amendment NSOs shall have a five (5) year term from the date of grant, an exercise price equal to the fair market value of the Company’s common stock on the grant date and become fully vested and exercisable on March 19, 2006, provided that the Executive continues to be employed by the Company on such date. Any reference in the Agreement to the “NSOs” shall hereinafter be defined to include the Amendment NSOs.

4. Sections 5.1 and 5.2 are hereby amended to replace the term of December 31, 2006 with the date of December 31, 2007.

5. The following shall be added as the last sentence to Section 9.3:

Notwithstanding the foregoing, Executive agrees to any changes made by the Company to the terms of this Agreement if the Company determines, in its sole reasonable good faith discretion, that such changes are reasonably necessary to comply with Section 409A of the Code, and any regulations and other guidance of general applicability that are issued thereunder.

6. All other terms of the Employment Agreement shall remain in full force and effect.

     In WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

Monro Muffler Brake, Inc.
By:	/s/ Catherine D’Amico

Catherine D’Amico Executive Vice President-Finance and Chief Financial Officer

/s/ Robert G. Gross

Robert G. Gross